Exhibit 99.2

Q1 2004 Conference Call Script

Safe Harbor Provision
Portions of this script contain forward-looking statements regarding future events based on current expectations. These forward-looking statements and other statements, such as statements regarding the future financial performance of SpectraLink, are subject to risks and uncertainties. Prospective investors should not place undue reliance on such forward-looking statements. SpectraLink cautions you that there are factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: the inability to close several large orders in the sales pipeline; adverse changes in economic and business conditions affecting SpectraLink’s customers; the failure of the market for on-premises wireless telephone systems to grow or to grow as quickly as SpectraLink anticipates; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; SpectraLink’s reliance on sole or limited sources of supply for many components and equipment used in its manufacturing process; the risk of business interruption arising from SpectraLink’s dependence on a single manufacturing facility; changes in rules and regulations of the FCC; and SpectraLink’s reliance on its 802.11 technology partners to continue to provide the wireless local area network for SpectraLink’s NetLink product, and to provide access points which support SpectraLink Voice Priority. For additional information concerning factors that could cause actual results to differ materially from the results indicated by the forward-looking statements and other statements in this script, we refer you to the documents SpectraLink files from time to time with the Securities and Exchange Commission, including the section titled Forward-Looking Statement Factors in our Annual Report on Form 10-K for the year ended December 31, 2003. These filings are available on the Investors section of SpectraLink’s website located at www.spectralink.com. SpectraLink expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof.

John Elms

Thank you operator.

Thank you for joining SpectraLink’s conference call for the first quarter of 2004. I would also like to welcome our Internet listeners as we broadcast this call live across the Web.

I would like to begin this call by introducing SpectraLink’s new chief financial officer, David Rosenthal. David replaces Nancy Hamilton who, as we announced on Monday, has recently retired to purse personal interests.

At this time, David will recap SpectraLink’s financial performance for Q1.

David Rosenthal

Thank you, John.

I’m delighted to be here at SpectraLink, and I look forward to meeting and working with many of you.

This discussion will contain projections and other forward-looking statements. Forward-looking statements speak only as of the date of the statements and are subject to risks and uncertainties, so actual results could differ from present expectations. Therefore, I refer you to information contained in our 2003 Form 10-K filed with the Securities and Exchange Commission on March 11, 2004, for a description of risks and uncertainties that could cause actual results to differ materially from those in any forward-looking statement. These filings are available on the Investors section of our website. You will also see a description of some of these risks and uncertainties in today’s press release. SpectraLink undertakes no obligation to update or revise any forward-looking statements discussed today in order to reflect events or circumstances that may arise after the date of this conference call.

SpectraLink delivered exceptional first quarter financial results. Net income for the quarter almost doubled from the same period last year. The $2.1 million in net income resulted in $0.11 earnings per diluted share. We also saw a significant increase in revenue year-over-year with 33% growth over the first quarter of 2003. The $19.3 million in quarterly revenue is the second highest quarterly revenue in SpectraLink’s history and is close to our record revenues of last quarter. For the same period a year ago, net income was $1.1 million, or $0.06 earnings per diluted share on revenue of $14.6 million.

In our target areas, Retail Stores delivered very strong numbers, generating $3.4 million in revenue, and accounting for 22% of product sales. Beginning this quarter, we are going to separate Healthcare from the General market and identify it as its own sector because it continues to be one of our most significant contributors, if not the most significant contributor, each quarter.

In the first quarter, Healthcare was responsible for 33% of product revenue, amounting to almost $5 million. The General market remains our primary sector, even when Healthcare is excluded, with $6.9 million in sales, accounting for 45% of total product revenue in the quarter. With the exclusion of Healthcare, the General market is now defined as the industrial, government and corporate sectors. The Service sector of our business continues to be a consistent revenue producer, contributing 21% of total revenue in the first quarter.

This quarter, sales of our Link Wireless Telephone Systems stayed strong with $10.5 million in revenue, or 69% of product sales. Many of these sales went to existing customers who were expanding their systems. The adoption of NetLink Wi-Fi telephony remains uneven primarily because of security issues that are still being addressed by the various IEEE Task Groups. In the interim, because there are no network security issues with our proprietary Link products, Link sales remain strong.

SpectraLink’s distribution channels accounted for 70% of product sales and our direct sales team accounted for the remaining 30% of product sales this quarter. Contribution from our distributors remains our predominant means of selling SpectraLink products and the contribution percentage should increase as our new, as well as our existing, OEM relationships gain traction.

The overall gross margin for the quarter of 65% is at the high end of our expected range of 60-65% but below levels of the fourth quarter. The sequential decline of about 128 basis points in gross margin this quarter was primarily impacted by an increase in service inventory reserves related to prior generation products.

Total operating expenses were 48% of quarterly revenue. R&D made up $2.1 million of these expenses, accounting for 11% of quarterly revenue. This is right in the middle of our target range of 10 to 12% of revenue for R&D expenses.

Our quarterly operating margin of 17% is significantly higher than the 11% operating margin for the same period last year but is below our full year guidance of 20%. When compared to the fourth quarter, a combination of the decline in gross margin plus an increase in expenses in R&D, the annual sales meeting and legal fees related to finalizing key OEM agreements, contributed to this result.

Cash and cash equivalents on our balance sheet grew during the quarter by more than $700 thousand, to almost $53 million. As expected, inventories increased in the quarter to $9.3 million resulting from business changes related to satisfying OEM demands for increased volume and expanded product mix. We paid our second quarterly dividend of $1.9 million and will continue to evaluate the benefits of the dividend policy in lieu of a stock buy back or other programs on a quarterly basis. We generated $2.1 million in cash from operations, increasing our string of successive quarters of positive cash from operations to 21 quarters. Days-sales-outstanding stayed low again this quarter, remaining at 51 days.

Now I’d like to turn the call back over to our president and CEO, John Elms.

John Elms

Thank you, David.

2004 has started with some very noteworthy financial accomplishments. Beginning the year with 33% growth in quarterly revenue and almost 100% growth in net income is significant, and positions us well to achieve our 2004 financial goals. The sequential revenue decline of 3% from Q4 to Q1 compares very favorably with the sequential decline a year ago of 12%. Recognizing that the first quarter is typically the weakest quarter of the year for SpectraLink, being able to deliver the second highest revenue in our history is extremely gratifying.

Establishing key strategic relationships will continue to be the primary driver of growth for SpectraLink, and will help us build on our first quarter results. Our commitment to this strategy resulted in two very notable OEM relationships being finalized in the first quarter: one with Alcatel, the other with Nortel Networks. These relationships complement our existing OEM agreements with Avaya, Inter-Tel and NEC. Nortel will brand and sell SpectraLink’s NetLink Wireless Telephones as components of its enterprise voice-over-IP product suite.

Alcatel is adding our NetLink Wireless Telephones as extensions to its OmniPCX family of IP-PBXs, offering business customers a full wireless voice solution. Because both the Nortel and Alcatel contracts are global agreements, they will provide a key foundation for SpectraLink’s international expansion. To that end, we have already begun training Alcatel and Nortel representatives to make them familiar with the benefits of SpectraLink products. We expect product to be generally available through Nortel’s distribution network by the end of the second quarter of this year. Alcatel’s general availability date will follow in the second half of the year.

New product delivery continued at SpectraLink this quarter with the demonstration at VoiceCon of our new docking station for wireless voice-over-IP telephones. The NetLink Docking Stations complement SpectraLink’s existing handset portfolio by serving as a full-featured wireless desktop telephone set when docking the NetLink e340 or NetLink i640 Wireless Telephones. Although most of our docking station shipments so far have been for trial and evaluation, we expect future sales to gain traction in the second half of 2004.

Healthcare was our leading individual sector this quarter as it has been for the last couple of years, and generated 33% of total product sales in the quarter. Although we are in over 1,200 hospitals across the U.S., we believe this vertical market is still only about 20% penetrated and offers additional opportunity for future growth. Retail Stores stayed strong this quarter, accounting for over 22% of product sales, with no orders over $1 million.

Several of our press releases this quarter highlighted markets that have not been significant contributors of late. The Education market has been somewhat depressed because of restricted federal and state funding; however, this quarter we announced renewed activity. An elementary school in Covington, Indiana, and a high school in Garfield Heights City, Ohio, recently deployed SpectraLink’s NetLink i640 Wireless Telephones. On a more expansive agreement, SpectraLink was added to the Pennsylvania Educational Purchasing Program contract. Under terms of the agreement, the organization lists SpectraLink as an approved vendor from which statewide Pennsylvania educational agencies can order products and services without further bidding. We expect sales resulting from this two-year contract to begin later this year.

International revenue remains below expectations resulting in a continuing drag on corporate earnings. To that end, we are taking aggressive action in this area, and I have appointed a new vice president reporting directly to me. Gary Mead joined SpectraLink in early April as the vice president of international, and has been tasked with turning our international efforts into a profitable business. He will be located in the UK and will be responsible for all countries outside North America in which SpectraLink sells, or plans to sell, product. In addition, the appointment of Mr. Schmuecking to our board of directors will provide key referrals to the telecommunications leaders in Europe. These steps better position us to recognize a more significant contribution from our international markets going forward.

Earlier this month, SpectraLink announced the NetLink Partner Program. This new program emphasizes SpectraLink’s commitment to enhance resellers’ competitiveness in the rapidly developing enterprise wireless marketplace. It is designed to provide comprehensive technical support, improve customer satisfaction and capitalize on market opportunities for SpectraLink’s market-leading NetLink Wireless Telephone products. The Program offers solution providers three partnership tiers based on various levels of sales and required technical training to affectively converge voice and data Wi-Fi networks. Active participants in this Program have preferential access to SpectraLink’s senior technical support engineers.

Back in February of 2002, after we pre-announced disappointing Q4 2001 numbers and the stock price dropped, the company and its directors and officers were sued in federal class actions and related cases. Last week, we reached a mediated settlement with counsel for the class action plaintiffs without any admission of wrongdoing on the part of the company or its directors and officers. While the federal judge in the case must still certify that settlement, it is within our insurance coverage and we believe it will not affect the company’s financials. There remain two related derivative actions pending that we feel can be resolved promptly now that the class action has a negotiated settlement.

SpectraLink’s success was built on integrity and commitment to excellence. We believe strong corporate governance is key to our ongoing success. This quarter, we reaffirmed that position by publishing and distributing to all of our employees a code of conduct and business ethics policy. This policy can be found on SpectraLink’s website and outlines our unending commitment to lawful and ethical business practices. I continue to have full faith and belief in the performance of SpectraLink’s employees and the company’s business practices.

SpectraLink’s board of directors changed composition this quarter with the resignation of Bruce Holland, the election of Werner Schmuecking, and the appointment of long-time board member Anthony Carollo to the position of chairman of the board. In addition, Gerald “Bud” Laber joins the board to fill the role of designated financial expert as required by the new federal regulations. Mr. Schmuecking brings tremendous international experience to the board following a successful career of 40 years with Siemens. We look forward to Mr. Schmuecking to help us build a much stronger international presence. Mr. Carollo has a very thorough understanding of SpectraLink because of his active participation on the board since 1998. His expanded role as chairman will provide the independent guidance that can be so valuable to a growing company like SpectraLink. Mr. Laber has spent 33 years with Arthur Andersen, including 20 years as a partner, where he developed extensive experience in auditing and financial management of public companies. His knowledge base will significantly strengthen the contribution to the financial governance by the board of SpectraLink.

Executive changes also occurred this quarter at SpectraLink. Mike Cronin resigned his positions of vice president of sales and marketing and corporate officer, and will be replaced by Jill Kenney effective May 17. As I mentioned earlier, David Rosenthal replaces Nancy Hamilton immediately as chief financial officer, vice president of finance and administration and corporate secretary. We are fortunate to have Mike and Nancy available for the next few months to ensure a smooth transition of these critical corporate roles, and are very excited about bringing David and Jill on board to help guide SpectraLink from a niche market manufacturer, to a global provider of wireless telephony.

Our strong first quarter financial results, and the successful negotiations that delivered top-tier OEM agreements with Alcatel and Nortel Networks this quarter, give me confidence to reiterate the guidance we gave in January. We remain on track to deliver solid revenue growth for the year, delivering total revenues in the mid- to high- $80 million range. Gross margins will move lower into the 60-65% range as product sales incorporate more of our enterprise handsets, and OEM sales accelerate. With R&D expenses amounting to 10 to 12% of revenue, and Sales & Marketing trending down from the low 30% range, we continue to expect operating margins to be in the area of 20% for the full year.

In conclusion, I am very pleased with our strong financial performance this quarter. These results, which include the second highest quarterly revenue in our history, lay the foundation for a successful 2004. Many pieces of our corporate strategy are falling into place, highlighted by our expanding OEM relationships and the introduction of our new docking station wireless deskset. In addition, the breadth of our leadership has grown with the addition of Mr. Schmuecking and Mr. Laber to our board, and Ms. Kenney and Mr. Rosenthal as corporate officers. We intend to further our market leadership position and look forward to capitalizing on these accomplishments in the months ahead.

Thank you for joining us today. I’m going to turn the call back over to the operator for questions now.

John Elms — At the end of Q&A
I want to thank everyone for participating today and remind you that this call will be available for replay through a dial-in number for 7 days and on our website for an extended period.

Goodbye.